As filed with the Securities and Exchange Commission on March 10, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Heritage Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-5338504
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2600 McCormick Drive, Suite 300

Clearwater, Florida 33759

(727) 362-7200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ernie Garateix

Chief Executive Officer

Heritage Insurance Holdings, Inc.

2600 McCormick Drive, Suite 300

Clearwater, Florida 33759

(727) 362-7202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Flora R. Perez

Greenberg Traurig, P.A.

401 East Las Olas Boulevard, Suite 2000

Ft. Lauderdale, Florida 33301

Phone: (954) 765-0500

Fax: (954) 765-1477

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock
Preferred stock
Debt securities
Warrants
Subscription rights
Stock purchase contracts
Stock purchase units
Total Offering	$200,000,000 (2)(3)	$21,820

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder are deemed to include an indeterminate amount and number of common stock and/or preferred stock as may be issued upon stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) promulgated under the Securities Act, the securities registered hereunder include an indeterminate number of shares of common stock and/or preferred stock as may be issued upon conversion, exchange and/or redemption of the preferred stock, debt securities, warrants, subscription rights, stock purchase contracts or stock purchase units, as the case may be. Separate consideration may or may not be received for any shares of common stock or preferred stock so issued upon conversion, exchange or redemption.

(2)

Subject to Rule 462(b) under the Securities Act, there are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts and/or stock purchase units that shall have an aggregate initial offering price not to exceed $200,000,000. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 10, 2021

PROSPECTUS

$200,000,000

Heritage Insurance Holdings, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell, at any time and from time to time, in one or more offerings, up to a total dollar amount of $200,000,000 of any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	subscription rights;

•	stock purchase contracts; and

•	stock purchase units.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 8 of this prospectus.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on the New York Stock Exchange under the symbol “HRTG.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the SEC. See the section entitled “Risk Factors” on page 3 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information”. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Heritage,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Heritage Insurance Holdings, Inc. and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

ABOUT HERITAGE INSURANCE HOLDINGS, INC.

Heritage Insurance Holdings, Inc., (“we”, “our”, “us”, “Heritage” and the “Company”) is a super-regional property and casualty insurance holding company that primarily provides personal and commercial residential insurance through our insurance company subsidiaries. We are vertically integrated and control or manage substantially all aspects of insurance underwriting, customer service, actuarial analysis, distribution and claims processing and adjusting. We are led by a highly experienced and diverse management team with significant expertise in the residential property insurance industry and deep industry relationships.

Our insurance subsidiaries include:

•	Heritage Property & Casualty Insurance Company (“Heritage P&C”), which provides personal and commercial residential property insurance and commercial general liability insurance;

•	Narragansett Bay Insurance Company (“NBIC”), which provides personal and commercial residential property insurance; and

•	Zephyr Insurance Company (“Zephyr”), which provides personal residential wind-only property and multi-peril property.

Our financial strength ratings are important in establishing our competitive position and can impact our ability to write policies. We are rated by both Demotech, Inc. (“Demotech”) and Kroll Bond Rating Agency (“KBRA”). Demotech, a rating agency specializing in evaluating the financial stability of insurers, maintains a letter-scale financial stability rating system (“FSR”) from A’’ (A double prime) to L (licensed by insurance regulatory authorities). KBRA’s ratings assigned to insurance companies ranges from AAA (extremely strong operations to no risk) to R (operating under regulatory supervision).

We also provide insurance and insurance-related services through various operating subsidiaries.

As of December 31, 2020, we had 568,068 personal residential policies in force, representing $969.0 million of annualized premium, 3,074 commercial residential policies in force, representing $104.4 million of annualized premium, and 9,904 commercial general liability policies in force, representing $9.0 million of annualized premium, for a total of 581,046 policies and $1.1 billion annualized premium. For the years ended December 31, 2020, 2019 and 2018, we had gross premiums written of $1.1 billion, $937.9 million and $923.3 million, respectively and operating income of $10.2 million, $49.6 million and $69.5 million, respectively. At December 31, 2020 and 2019, we had total assets of $2.1 billion and $1.9 billion, respectively, and total stockholders’ equity of $442.3 million and $448.8 million, respectively

Our principal executive offices are currently located at 2600 McCormick Drive, Suite 300, Clearwater, Florida 33759, and our telephone number at this address is (727) 362-7200.

RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 11 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements.” These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	the possibility that actual losses may exceed reserves;

•	the concentration of our business in coastal states, which could be impacted by hurricane losses or other significant weather-related events such as northeastern winter storms;

•	our exposure to catastrophic weather events;

•	inherent uncertainty of our models and our reliance on such models as a tool to evaluate risk;

•	the fluctuation in our results of operations;

•	increased costs of reinsurance, non-availability of reinsurance, non-collectability of reinsurance and our ability to obtain reinsurance on terms and at a cost acceptable to us;

•	increased competition, competitive pressures, and market conditions;

•	our failure to accurately access and price the risks we underwrite;

•	our failure to identify suitable business acquisitions, effectively manage our growth and integrate acquired companies;

•	our failure to execute our diversification strategy;

•	our reliance on independent agents to write insurance policies for us on a voluntary basis and our ability to attract and retain agents;

•	the failure of our claims department to effectively manage or remediate claims;

•	low renewal rates and failure of such renewals to meet our expectations;

•	our inability to maintain our financial stability rating;

•	our ability to access sufficient liquidity or obtain additional financing to fund our operations and expand our business;

•	our inability to generate investment income;

•	effects of emerging claim and coverage issues relating to legal, judicial, environmental and social conditions;

•	the failure of our risk mitigation strategies or loss limitation methods;

•	lack of effectiveness of exclusions and loss limitation methods in the insurance policies we assume or write;

•	the regulation of our insurance operations;

•	changes in regulations and our failure to meet increased regulatory requirements, including minimum capital and surplus requirements;

•	litigation or regulatory actions;

•	regulation limiting rate increases or that require us to participate in loss sharing or assessments;

•	the terms of our indebtedness;

•	our ability to maintain effective internal controls over financial reporting;

•	certain characteristics of our common stock;

•

the continued and potentially prolonged impact of COVID-19 on the economy, demand for our products and our operations, including measures taken by the governmental authorities to address COVID-19, which may precipitate or exacerbate other risks and/or uncertainties;

•	failure of our information technology systems or those of our key service providers and unsuccessful development and implementation of new technologies;

•	a lack of redundancy in our operations; and

•	our failure to attract and retain qualified employees and independent agents or our loss of key personnel.

Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds.

General corporate purposes may include, but are not limited to:

•	the repayment or refinancing of debt;

•	capital expenditures; or

•	the financing of possible acquisitions or business expansion.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and of certain provisions of Delaware law are subject to and qualified in their entirety by reference to our Certificate of Incorporation (the “Certificate”) and our By-laws (the “By-laws”). Copies of the Certificate and the By-laws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

General

As of the date hereof, our authorized capital stock consists of 50,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value. As of March 1, 2021, there were 27,965,190 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. All of our outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Voting. Holders of common stock are entitled to one vote for each share held on all matters subject to a vote of stockholders, subject to the rights of holders of any outstanding preferred stock. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the rights of holders of any outstanding preferred stock.

Dividends. Holders of common stock will be entitled to receive ratably any dividends that the board of directors may declare out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation, Dissolution or Winding Up. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our capital stock are fully paid and nonassessable.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, which may be issued from time to time in one or more series upon authorization by the board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the number of shares constituting any series, as well as the dividend rights and terms, conversion rights and terms, voting rights and terms, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could also adversely affect the voting power and dividend and liquidation rights of the holders of common stock. The issuance of preferred stock could also, under certain circumstances, have the effect of making it more difficult for a third-party to acquire, or discouraging a third-party from acquiring, a majority of our outstanding voting stock or otherwise adversely affect the market price of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights of that series of preferred stock.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Elimination of Liability in Certain Circumstances

Our Certificate eliminates the liability of our directors to us or our stockholders for monetary damages resulting from breaches of their fiduciary duties as directors. Directors will remain liable for breaches of their duty of loyalty to us or our stockholders, as well as for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, and transactions from which a director derives improper personal benefit. Our Certificate will not absolve directors of liability for payment of dividends or stock purchases or redemptions by us in violation of Section 174 (or any successor provision of the Delaware General Corporation Law).

The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. We do not believe that this provision eliminates the liability of our directors to us or our stockholders for monetary damages under the federal securities laws. The Certificate and By-laws provide indemnification for the benefit of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law as it may be amended from time to time, including most circumstances under which indemnification otherwise would be discretionary.

Number of Directors; Removal; Vacancies

Our By-laws provide that we have five directors, provided that this number may be changed by the board of directors. Vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office. Our By-laws provide that, subject to the rights of holders of any future series of preferred stock, directors may be removed, with or without cause, at meetings of stockholders by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors.

Special Meetings of Stockholders; Limitations on Stockholder Action by Written Consent

Our Certificate provides that special meetings of our stockholders may be called only by our chairman of the board, our chief executive officer, our board of directors or holders of not less than a majority of our issued and outstanding voting stock. Any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by written consent unless the action to be effected and the taking of such action by written consent have been approved in advance by our board of directors.

Amendments; Vote Requirements

Certain provisions of our Certificate and By-laws provide that the affirmative vote of a majority of the shares entitled to vote on any matter is required for stockholders to amend our Certificate or By-laws, including those provisions relating to action by written consent and the ability of stockholders to call special meetings.

Authorized but Unissued Shares

The authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Advance Notice Requirements for Stockholder Proposals and Nomination of Directors

Our By-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, such notice will be timely only if received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Our By-laws also specify requirements as to the form and content of a stockholder’s notice.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “HRTG.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Heritage. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•

the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.

The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts, and/or stock purchase units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers or other persons or entities;

•	through agents;

•	through a combination of any of those methods of sale; or

•	through other means.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts underwritten;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Unless otherwise indicated in the applicable prospectus supplement, if we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These stabilizing transactions, over-allotments, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in this registration statement, to the extent and for the periods indicated in their report, have been so incorporated by reference in reliance upon the report of Plante & Moran, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, P.A. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also make these filings available, free of charge, on or through our investor website (investors.heritagepci.com) as soon as reasonably practicable after we electronically file such material with the SEC. Please note, however, that the information on our website is not a part of this prospectus or any accompanying prospectus supplement, other than the documents listed below under the heading “Information Incorporated By Reference.”

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate into this prospectus by reference the following documents that we previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the SEC’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

SEC Filing (File No. 001-36462)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2020

Current Report on Form 8-K	January 6, 2021, March 4, 2021

Information in our Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019	April 28, 2020

Description of our Class A common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K, and any amendment or report filed for the purpose of updating such description	March 10, 2020

All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Heritage Insurance Holdings, Inc., 2600 McCormick Drive Suite 300, Clearwater, Florida 33759, phone number (727) 727-7200.

Information contained on our website, www.heritagepci.com, is not incorporated by reference in, and does not constitute part of, this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Estimated expenses of the offering, other than those relating to the SEC registration fee, are not presently known. The table below sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

SEC Registration Fee	$21,820
Legal Fees and Expenses	—
Accountants’ Fees and Expenses	—
Printing Expenses	—
Miscellaneous	—
Total	$21,820

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

We are incorporated under the laws of the State of Delaware. Our Certificate and By-laws provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

In addition, we have the power to indemnify any person who was or is a party or is threatened to be made a party to, or otherwise involved (including involvement as a witness) in, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to Heritage or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for payment of dividends or stock purchases or redemptions by the corporation in violation of Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Our Certificate includes such a provision. As a result of this provision, Heritage and its stockholders may be unable to obtain monetary damages from a director for certain breaches of his or her fiduciary duty to Heritage. This provision does not, however, eliminate a director’s fiduciary responsibilities and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law, as amended from time to time. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors or executive officers in investigating or defending any such action, suit or proceeding. However, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to Heritage (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses that the court shall deem proper).

Directors’ and Officers’ Liability Insurance

We maintain directors’ and officers’ liability insurance policies, which insure against liabilities that our directors or officers may incur in such capacities. These insurance policies, together with the indemnification agreements, may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act or otherwise.

Item 16. Exhibits.

1.1*	Form of underwriting agreement.

3.1	Certificate of Incorporation of Heritage Insurance Holdings, Inc. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2014)

3.2	By-Laws of Heritage Insurance Holdings, Inc. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2014)

4.1	Form of Indenture relating to the senior debt securities.

4.2	Form of Indenture relating to the subordinated debt securities.

4.3	Form of common stock certificate (incorporated by reference to Form S-1 Registration Statement (File No. 333-195409)).

4.4*	Form of warrant agreement.

4.5*	Form of warrant certificate.

4.6*	Form of preferred stock certificate.

5.1	Opinion of Greenberg Traurig, P.A. as to the legality of the securities being registered.

23.1	Consent of Plante & Moran, PLLC.

23.2	Consent of Greenberg Traurig, P.A. (contained in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (contained on the signature pages hereto).

25.1**	Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.1 hereto.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section (1) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on March 10, 2021.

HERITAGE INSURANCE HOLDINGS, INC.

By:	/s/ Ernie Garateix
Ernie Garateix
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Ernie Garateix and Richard Widdicombe his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ernie Garateix Ernie Garateix	Chief Executive Officer and Director (principal executive officer)	March 10, 2021

/s/ Kirk Lusk Kirk Lusk	Chief Financial Officer (principal financial officer and principal accounting officer)	March 10, 2021

/s/ Richard Widdicombe Richard Widdicombe	Chairman	March 10, 2021

/s/ Panagiotis Apostolou Panagiotis (Pete) Apostolou	Director	March 10, 2021

/s/ Irini Barlas Irini Barlas	Director	March 10, 2021

/s/ Steve Martindale Steve Martindale	Director	March 10, 2021

Signature	Title	Date

/s/ Mark Berset Mark Berset	Director	March 10, 2021

/s/ Nicholas Pappas Nicholas Pappas	Director	March 10, 2021

/s/ Joseph Vattamattam Joseph Vattamattam	Director	March 10, 2021

/s/ Vijay Walvekar Vijay Walvekar	Director	March 10, 2021